INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

      We consent to the use in this Registration Statement on Form S-8, of our report dated April 17, 2006 with respect to our audit of the financial statements of Techprecision Corporation (formerly Lounsberry Holdings II, Inc.) at December 31, 2005 and for the period February 10, 2005 (inception) to December 31, 2005, and our report dated February 14, 2006 for Ranor, Inc. at March 31, 2005 and for the two years in the period then ended, which are incorporated by reference in this Registration Statement.


                                                    Bloom & Co., LLP
                                                    Certified Public Accountants
Hempstead, NY
May 5, 2006